CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” each dated April 29, 2024, and each included in this Post-Effective Amendment No. 66 to the Registration Statement (Form N-1A, File No. 033-76566) of Touchstone Variable Series Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 16, 2024, with respect to the financial statements and financial highlights of Touchstone Balanced Fund, Touchstone Bond Fund, Touchstone Common Stock Fund, and Touchstone Small Company Fund, (the “Funds”) (four of the funds constituting Touchstone Variable Series Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2023, into this Registration Statement filed with the Securities and Exchange Commission.

Cincinnati, Ohio

April 23, 2024